   As filed with the Securities and Exchange Commission on February 4, 1997

                                                       Registration No. 33-85898

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                       ------------------------------

                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                             75-1927578
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                            17811 WATERVIEW PARKWAY
                              DALLAS, TEXAS 75252
                                 (214) 454-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                       ------------------------------

                               DANIEL D. HAMMOND
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                INTERVOICE, INC.
                            17811 WATERVIEW PARKWAY
                              DALLAS, TEXAS 75252
                                 (214) 454-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       ------------------------------

                                    Copy to:

                               DAVID E. MORRISON
                               THOMPSON & KNIGHT,
                           A PROFESSIONAL CORPORATION
                        1700 PACIFIC AVENUE, SUITE 3300
                              DALLAS, TEXAS 75201

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION 101,427 SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE, OF THE REGISTRANT. THIS POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933.

================================================================================

                         DE-REGISTRATION OF SECURITIES

       On January 3, 1995, the Registration Statement on Form S-3 (file No. 33-85898) (the "Registration Statement") of InterVoice, Inc. (the "Registrant") covering an aggregate of 255,008 shares of Common Stock, no par value per share (the "Common Stock"), of the Registrant to be sold from time to time by certain shareholders of the Registrant, was declared effective by the Securities and Exchange Commission.

       The secondary offering of the shares of Common Stock covered by the Registration Statement will terminate on February 14, 1997 (the "Termination Date"). In accordance with the undertakings of the Registrant set forth in
Part II of the Registration Statement, the Registrant hereby de-registers 101,427 shares of Common Stock covered by the Registration Statement that remain unsold as of the Termination Date pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.





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
                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-85898) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 4th day of February, 1997.



                                           INTERVOICE, INC.
                                           (Registrant)



                                           By:    /s/ DANIEL D. HAMMOND
                                                  ------------------------------
                                                  Daniel D. Hammond
                                                  Chairman of the Board and
                                                  Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                            Title                             Date
         ---------                            -----                             ----
/s/ DANIEL D. HAMMOND           Chairman of the Board, Chief Executive Officer  February 4, 1997
-----------------------------   and Director (Principal Executive Officer)
Daniel D. Hammond

/s/ MIKE W. BARKER*             President, Chief Operating Officer and          February 4, 1997
-----------------------------   Director
Mike W. Barker

/s/ ROB-ROY J. GRAHAM*          Chief Financial Officer, Chief Accounting       February 4, 1997
-----------------------------   Officer, Controller and Secretary (Principal
Rob-Roy J. Graham               Financial Officer and Accounting Officer)


/s/ JOSEPH J. PIETROPAOLO*      Director                                        February 4, 1997
-----------------------------
Joseph J. Pietropaolo

/s/ GEORGE C. PLATT*            Director                                        February 4, 1997
-----------------------------
George C. Platt

/s/ GRANT A. DOVE               Director                                        February 4, 1997
-----------------------------
Grant A. Dove


*By:   /s/ DANIEL D. HAMMOND                                                    February 4, 1997
    -------------------------
       Daniel D. Hammond
       Attorney-in-Fact





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